                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CONVEX COMPUTER CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          CONVEX COMPUTER CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 [CONVEX LOGO]

                          CONVEX COMPUTER CORPORATION
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1995

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Convex Computer Corporation (the "Company"), a Delaware corporation, will be held on Thursday, May 11, 1995, at 10:00 a.m., local time, at the UTD Conference Center Auditorium, 2601 North Floyd Road, Richardson, Texas, for the following purposes as more fully described in the Proxy Statement accompanying this
Notice:

         1. To elect seven directors to serve for the ensuing year and until their successors are elected.

         2. To approve and ratify an amendment to the 1991 Stock Option Plan that would increase the number of shares reserved for issuance from 4,960,000 to 6,160,000.

         3. To approve the adoption of the 1995 Employee Stock Purchase Plan that would reserve 900,000 shares for issuance thereunder.

         4. To approve amendment and restatement of the Company's Certificate of Incorporation for the purpose of increasing the authorized number of shares of Common Stock by 40,000,000 shares.

         5. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the 1995 fiscal year.

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 17, 1995, are entitled to receive notice of and vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                                        Sincerely,
                                                    PHILIP N. CARDMAN
                                                        SECRETARY

Richardson, Texas
March 31, 1995

                          CONVEX COMPUTER CORPORATION
                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of Convex Computer Corporation (the "Company") for use at its 1995 Annual Meeting of Stockholders to be held Thursday, May 11, 1995, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the UTD Conference Center Auditorium, 2601 North Floyd Road, Richardson, Texas. The Company's principal executive offices are located at 3000 Waterview Parkway, Richardson, Texas 75080. The Company's telephone number is (214) 497-4000.

    These proxy solicitation materials were mailed on or about March 31, 1995 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

    Stockholders of record at the close of business on March 17, 1995 (the "Record Date"), are entitled to receive notice of and vote at the Meeting. On the Record Date, 26,689,983 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Election of Directors -- Security Ownership."

REVOCABILITY OF PROXIES

    Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the Meeting and votes in person.

VOTING AND SOLICITATION

    Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Meeting. In the election of directors, each stockholder will be entitled to vote for seven nominees and the seven nominees with the greatest number of votes will be elected.

    The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Stockholder proposals which are intended to be presented at the Company's Annual Meeting of Stockholders for fiscal 1995 must be received by the Company no later than December 1, 1995, in order that they may be included in the proxy statement and form of proxy for that meeting.

                             ELECTION OF DIRECTORS

NOMINEES

    A board of seven directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all but one of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

    The names of the nominees, and certain information about them, are set forth below:

                                                                                                         DIRECTOR
          NAME OF NOMINEE                AGE                      PRINCIPAL OCCUPATION                     SINCE
- -----------------------------------      ---      ----------------------------------------------------  -----------
Robert J. Paluck(1)................          47   Chairman of the Board and Chief Executive Officer of        1982
                                                    the Company
Erich Bloch(1)(3)..................          70   Distinguished Fellow, Council on Competitiveness            1992
H. Berry Cash(1)...................          56   General Partner of InterWest Partners, a venture            1993
                                                    capital limited partnership, and General Partner
                                                    of Berry Cash Southwest Partners
Max D. Hopper......................          60   Principle of Max D. Hopper Associates, Inc., an
                                                    information technologies consulting firm.
Sam K. Smith(2)(3).................          62   Chairman of the Board of Merit Technology, Inc., a          1985
                                                    military systems analysis and simulation company
Steven J. Wallach(1)...............          49   Senior Vice President, Technology of the Company            1982
Howard D. Wolfe(2)(3)..............          53   Special Partner of New Enterprise Associates and            1982
                                                    Managing General Partner of New Venture Partners,
                                                    venture capital limited partnerships
There is no family relationship between any director or executive officer of the Company.

- ------------------------
(1)  Member of Nominating Committee
(2)  Member of Compensation Committee
(3)  Member of Audit Committee

    Except for Mr. Hopper, each of the nominees has been engaged in his principal occupation set forth above during the past five years. Mr. Hopper formed Max D. Hopper Associates, Inc. in January 1995. From 1985 to January 1995, Mr. Hopper was a Senior Vice President of AMR Corporation, an air transportation company. From April 1993 to January 1995, he also served as Chairman of The SABRE Group, an affiliate of AMR Corporation. Mr. Hopper is also a director of Computer Language Research, Inc., Gartner Group, and Legent Corporation. In addition:

    Mr. Bloch is also a director of Motorola, Inc.

    Mr. Cash is also a director of Cirrus Logic, ProNet, Cyrix Corporation and Aurora Electronics.

    Mr. Smith is also a director of Landmark Graphics.

SECURITY OWNERSHIP

    The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (a) by each director and nominee, (b) by the executive officers named in the summary compensation table, (c) by all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock and (d) all directors and executive officers as a group:

                                                                                           APPROXIMATE
                                                                                          PERCENTAGE OF
                              NAME OF PERSON                                 NUMBER OF    TOTAL VOTING
                           OR IDENTITY OF GROUP                              SHARES(1)        POWER
- --------------------------------------------------------------------------  -----------  ---------------

Merrill Lynch & Co., Inc.(2)..............................................   2,501,900            9.4%
  World Financial Center, North Tower
  250 Vesey Street
  New York, New York 10281
The Capital Group Companies, Inc.(3)......................................   1,933,000            7.2
  333 South Hope Street
  Los Angeles, CA 90071
Robert J. Paluck(4).......................................................     881,056            3.3
Steven J. Wallach(4)......................................................     892,228            3.3
Terrence L. Rock(4).......................................................     270,462            1.0
Thomas M. Jones(4)........................................................     182,500              *
Philip N. Cardman(4)......................................................     120,039              *
Erich Bloch(4)............................................................      26,000              *
H. Berry Cash(4)..........................................................      41,500              *
Max D. Hopper(5)..........................................................      10,000              *
Sam K. Smith(4)...........................................................      59,000              *
Howard D. Wolfe(4)........................................................      44,271              *
All directors and executive officers as a group (14 persons)(4)...........   2,856,300           10.1

- --------------------------
*    Represents less than 1%.
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table.
(2) Represents shares beneficially owned by affiliates of Merrill Lynch & Co., Inc.
(3) Represents 913,000 shares owned by Capital Guardian Trust Company and 1,020,000 shares owned by Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc.
(4) Includes shares issuable upon exercise of options which are exercisable at or within 60 days of the Record Date, the total of which for all executive officers and directors is 2,856,300 shares.
(5)  Represents options granted March 23, 1995.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during the fiscal year ended December 31, 1994.

    The Audit Committee met two times during the fiscal year. This Committee recommends engagement of the Company's independent public accountants. It is primarily responsible for approving the services performed by the independent public accountants and for overseeing the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee met one time during the fiscal year. This Committee defines and oversees the Company's compensation and benefit programs.

    The Nominating Committee met one time during the fiscal year. This Committee recommends nominees for election to the Board of Directors and the committees of the Board of Directors. The Nominating Committee will consider nominees recommended by security holders if submitted in writing to the Nominating Committee. Security holders should send names of nominees to the Secretary of the Company, who will forward the recommendations to the Nominating Committee. The Nominating Committee also makes recommendations to the Board of Directors with regard to the appointment of the Company's officers.

    During the fiscal year ended December 31, 1994, all but one director attended at least 75% of all meetings of the Board of Directors and the committees, if any, upon which the director served. Berry Cash attended 70% of the meetings of the Board of Directors and the Nominating Committee of the Board of Directors.

COMPENSATION OF DIRECTORS

    Outside directors are paid $10,000 per year, plus $1,000 for each Board of Directors meeting they attend. In addition, under the Company's 1991 Stock Option Plan, outside directors are automatically granted options to purchase
5,000 shares of the Company's Common Stock on an annual basis. These options vest over a four year period. Accordingly, during 1994 each outside director was granted an option to purchase 5,000 shares of the Company's Common Stock.

    Employee directors receive no compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1994, Sam K. Smith and Howard D. Wolfe, both outside directors, served as members of the Compensation Committee.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed of the individuals listed below this report, both of whom are outside directors of the Company. The Committee is responsible for administering the Company's compensation and benefits programs. The Committee sets executive salary levels and determines the amounts to be awarded to executives under the Company's bonus and stock option programs.

    The Company's executive compensation program has been designed to align the interests of executives with the interest of the stockholders by creating a performance-oriented environment that rewards performance related to the goals of the Company. The program is also designed to ensure the competitiveness of executive compensation to enable the Company to attract and retain key executives critical to the long-term success of the Company.

    The level of compensation provided to the Chief Executive Officer ("CEO") and other executive officers is tied to the achievement of key corporate and individual objectives, as well as progress made towards the achievement of strategic plan milestones. At the beginning of each year, each officer develops a set of individual objectives. The Committee reviews these objectives with the CEO and the President to ensure congruence with corporate objectives. Individual objectives may be more subjective than corporate objectives and may not be measureable by financial results at the corporate level. In that respect, the Committee exercises significant judgment in measuring the achievement of, or progress toward the achievement of these objectives. After approval of these objectives by the Committee, each officer submits a quarterly progress report to the President.

    The key components of the compensation program are base salary, annual incentive award, and equity participation through stock option awards. If all annual objectives are met, total cash compensation for executives is targeted to be competitive at the 75th percentile with that of executives holding similar positions with other companies in the computer industry that are similar in size to Convex. In 1992 executive compensation comparisons were made with six specific companies the Committee judged to be comparable to Convex based on factors including their technology, the markets in which the companies operate and their potential competition with the Company for qualified employees. In addition, executive compensation was compared to the 777 Executive Compensation survey conducted by Hewitt and Associates which reports on 16 U.S. computer companies, including two of the six specific companies judged to be comparable to Convex as described above. The 777 Executive Compensation survey includes nine of the eleven companies comprising the S&P Computer index shown in the performance graph. Based on both these comparisons, the Committee concluded the base salaries of Convex officers were slightly below the average base salaries for equivalent positions, and in mid-1992 increased the annual base salary for a number of executive officers, including the CEO. No new comparisons were conducted in 1993 or 1994 and no base salary adjustments were granted for executive officers in 1993 or 1994.

    Annual incentive awards are designed to provide a direct link between an executive's compensation and the executive's attainment of annually-defined corporate and individual objectives. Based on the same survey data and the judgment of the Committee, a total targeted annual incentive award is developed for each executive with 50% of that award being tied to the achievement of specific corporate objectives, which may include earnings or revenue targets. The remaining 50% is tied to the achievement of the executive's individual objectives. Annual incentives may also be related to short-term objectives that improve the competitive posture or profitability of the Company and may include order targets, operating margin percentage targets or progress towards desirable levels of performance. If an executive's performance significantly exceeds expectations, the Committee may increase that executive's incentive award over the targeted level. If an executive's performance falls below approximately 80% of targeted levels, no incentive award is paid.

    In 1994 no incentive awards were given for the attainment of corporate objectives. Although there are no minimum levels of corporate performance which must be met before any bonuses are paid, with the Company's revenue and profitability well below expectations, the Committee canceled all executive officer incentive awards for achievement of individual objectives.

    The Company uses stock option grants as its long-term incentive mechanism. These grants are intended to strengthen the link between executive compensation and long-term Company performance by encouraging executives to obtain and hold the Company's common stock. Stock options are granted at 100% of fair market value on the date of grant and generally have a 10 year term. Stock options vest over a four year period. In determining the number of stock options to be awarded, the Committee considers the executive's performance in meeting annual individual and corporate objectives, the executive's expected contributions to the Company in the future, and comparisons to the companies in the surveys discussed above.

    Options are normally granted once a year, at or near the end of each year. However, no grants were made in 1994, although the Company anticipates granting options based on 1994 contributions in 1995.

CEO COMPENSATION

    In 1994 Mr. Paluck's annual base salary of $240,000 was unchanged from the previous year.

    The Company's financial performance in 1994 was below expectations and no annual incentive awards related to the achievement of corporate objectives were paid to Mr. Paluck or any other officer of the Company. In addition, Mr. Paluck received no awards for the achievement of individual objectives.

    In 1994, the CEO received no option grants but will be eligible for any option grants awarded in 1995 based on 1994 contributions.

COMPENSATION COMMITTEE

                      Sam K. Smith           Howard D. Wolfe

                               PERFORMANCE GRAPH

    The following graph compares the change in the Company's cumulative total stockholder return on its common stock with the Standard and Poor's 500 Stock Index and the Standard and Poor's Computers Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CONVEX COMPUTER    S&P COMPUTERS     S&P 500
1989                     100               100        100
1990                   72.36            112.04      96.87
1991                   69.92             99.86     125.81
1992                   52.03             73.97     134.93
1993                   35.77              76.6     148.01
1994                   51.22             98.65     145.73

                           SUMMARY COMPENSATION TABLE

    The following table summarizes compensation earned in 1994, 1993 and 1992 by the Chief Executive Officer and the four other most highly compensated executive officers in 1994.

                                                                                              LONG-TERM
                                                                                              COMPENSATION:
                                                                ANNUAL COMPENSATION             STOCK
                                                       -------------------------------------   OPTIONS
                                                                              OTHER ANNUAL       (IN
NAME AND PRINCIPAL POSITION                      YEAR    SALARY      BONUS   COMPENSATION(1)   SHARES)
- -----------------------------------------------  ----  -----------   ------  ---------------  ----------
Robert J. Paluck...............................  1994  $   240,000   $    0  $       2,078          0
  Chairman and                                   1993      240,000        0              0    320,000(2)
  Chief Executive                                1992      227,692   45,000         13,853    230,000(3)
  Officer

Terrence L. Rock...............................  1994  $   190,000   $    0  $           0          0
  President                                      1993      190,000        0          2,917    230,000(4)
                                                 1992      175,769   60,000          8,353    140,000(5)

Steven J. Wallach..............................  1994  $   190,000   $    0  $       5,187          0
  Senior Vice President,                         1993      190,000        0          2,345    320,000(2)
  Technology Director                            1992      186,538   45,000              0    230,000(3)

Philip N. Cardman..............................  1994  $   138,000   $    0  $           0          0
  Vice President,                                1993      138,000        0              0    112,500(6)
  General Counsel,                               1992      136,659   20,000              0     80,500(7)
  and Secretary

Thomas M. Jones................................  1994  $   135,000   $    0  $           0          0
  Vice President,                                1993      135,000        0              0    132,500(8)
  Data Management Systems                        1992      129,423   30,000              0     95,000(9)

- ------------------------
(1) Represents imputed value of costs associated with attendance of annual employee recognition events.
(2) Includes 230,000 options granted in previous years that were repriced in the current year.
(3) Includes 180,000 options granted in previous years that were repriced in the current year.
(4) Includes 140,000 options granted in previous years that were repriced in the current year.
(5) Includes 110,000 options granted in previous years that were repriced in the current year.
(6) Includes 80,000 options granted in previous years that were repriced in the current year.
(7) Includes 65,000 options granted in previous years that were repriced in the current year.
(8) Includes 95,000 options granted in previous years that were repriced in the current year.
(9) Includes 75,000 options granted in previous years that were repriced in the current year.

              TABLE OF OPTION EXERCISES AND YEAR-END OPTION VALUES

    The  following  table  sets  forth information  with  respect  to  the named
executive  officers  concerning  the  exercise  of  options  during  1994,   and
unexercised options held as of December 31, 1994.

                                                            NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                  OPTIONS AT             IN-THE-MONEY OPTIONS
                                  SHARES                     DECEMBER 31, 1994(1)      AT DECEMBER 31, 1994(2)
                                ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                             EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Robert J. Paluck..............      -0-          $0          238,958         81,042   $   913,462   $   276,538

Terrence L. Rock..............      -0-          $0          154,375         75,625   $   585,703   $   255,547

Steven J. Wallach.............      -0-          $0          238,958         81,042   $   913,462   $   276,538

Philip N. Cardman.............      -0-          $0           84,063         28,437   $   320,275   $    93,787

Thomas M. Jones...............      -0-          $0           98,958         33,542   $   377,994   $   113,569

- ------------------------
(1) Options granted pursuant to the 1991 Option Plan are generally exercisable by the optionee ahead of vesting. Unvested shares purchased on exercise of an option are subject to a repurchase right of the Company, and may not be sold by an optionee, until the shares vest. Options indicated in this table as "Exercisable" are those options which were vested and exercisable as of December 31, 1994. All other options are indicated as "Unexercisable."

(2)  Based on a share price of $7.875 at December 31, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for such persons, the Company believes that, during the fiscal year ended December 31, 1994, the Company's officers, directors and ten-percent shareholders complied with all applicable Section 16(a) filing requirements.

                    AMENDMENT OF THE 1991 STOCK OPTION PLAN

    In January 1995, the Board of Directors authorized an amendment to the 1991 Option Plan to increase the shares reserved for issuance by 1,200,000. This would bring the total number of shares issuable under the 1991 Option Plan to 6,160,000. Before giving effect to this proposed amendment, 1,428,777 shares are available for issuance under the 1991 Option Plan.

    At the Annual Meeting, the stockholders are being asked to approve this amendment to the 1991 Option Plan. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Meeting will be required to approve the amendment. The essential features of the 1991 Option Plan are outlined below.

GENERAL

    Options granted under the 1991 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options. SEE "Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. Generally, options granted by the Company are nonstatutory stock options.

PURPOSE

    The purposes of the 1991 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and directors of the Company and its subsidiaries and to promote the success of the Company's business.

ADMINISTRATION

    The 1991 Option Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors of at least two persons. The interpretation and construction of the 1991 Option Plan by the Board is final and conclusive. Members of the Board of Directors receive no remuneration for their services in connection with the administration of the 1991 Option Plan.

ELIGIBILITY

    The 1991 Option Plan provides that options may be granted to employees (including officers, consultants and directors of the Company and its majority-owned subsidiaries), all of whom are eligible to participate in the 1991 Option Plan. Subject to special provisions relating to non-employee directors ("Outside Directors"), the Board of Directors selects the optionees and determines the number of shares to be subject to each option. In making this determination, the Board of Directors takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contributions to the success of the Company, the anticipated years of future service of the employee and other relevant factors.

OUTSIDE DIRECTORS' OPTIONS

    Options may be granted to Outside Directors under the 1991 Option Plan only in accordance with an automatic, non-discretionary grant mechanism. The 1991 Option Plan provides that, on December 1 of each year in which the 1991 Option Plan is in effect, each Outside Director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. The terms of options granted to Outside Directors are as follows: (a) the term of the option is ten years; (b) the option can be exercised only while the Outside Director remains a director or within three months after termination; (c) the exercise price per share of Common Stock is 100% of the fair market value on the date the option is granted; and (d) the option vests over a four-year period at the rate of 1/4 of the shares subject to the option at the end of each year. The 1991 Option Plan provides that the provisions relating to grants of options to Outside Directors may not be amended more than once every six months.

TERMS OF OPTIONS

    Subject to the provisions relating to option grants to Outside Directors, the term of options granted under the 1991 Option Plan are determined by the Board of Directors. Each option is evidenced by a stock option agreement between the Company and the employee receiving the option, and is subject to the following additional terms:

    (a) EXERCISE. The Board of Directors has the discretion to determine when options can be exercised. Generally, options granted to employees, but not to directors, may be exercised at any time before expiration so long as the optionee remains employed by the Company and enters into a Stock Restriction Agreement that grants the Company the right to repurchase, at the original exercise price, any shares that are not vested at the time the optionee's employment is terminated. Generally, options vest over a four-year period at the rate of 1/4 of the shares subject to the option at the end of each of the first two years and as to 1/48 of the shares at the end of each calendar month thereafter. An option is exercised by giving written notice to the Company, specifying the number of full shares to be purchased, and by tendering payment of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, other shares of Common Stock or such other consideration as determined by the Board of Directors.

    (b) EXERCISE PRICE. The exercise price of options is determined by the Board but may in no event be less than the fair market value of the Company's Common Stock on the date the option is granted, in the case of incentive stock options, and not less than 85% of fair market value of the Company's Common Stock on the date the option is granted, in the case of nonstatutory stock options. Incentive stock options granted to 10% stockholders are subject to the additional restriction that the exercise price be at least 110% of fair market value on the date of grant.

    (c) TERMINATION OF EMPLOYMENT. If the optionee's employment by the Company is terminated for any reason other than death, the option may be exercised within 30 days after termination (or such other period as is determined by the Board of Directors, which determination, in the case of an incentive stock option, is made at the time of grant and will not exceed 90 days) and may be exercised to the extent the option could have been exercised on the date of termination.

    (d) DEATH. If an optionee dies while employed by the Company, his options may be exercised at any time within six months after death, but only to the extent the options could have been exercised had the optionee not died but continued his employment for another six months. If any optionee dies within one month after termination of employment, his options may be exercised within six months after death to the extent the options could have been exercised on the date of termination.

    (e) TERM. All options have a maximum term of ten years from the date of grant, unless a lesser period is provided for in the option agreement. No option may be exercised by any person after its expiration.

    (f) NONTRANSFERABILITY. An option cannot be transferred by the optionee, other than by will or the laws of descent and distribution, and can be exercised only by him during his lifetime or, if he dies, by a person who acquires the right to exercise the option by bequest or inheritance or otherwise by reason of the optionee's death.

    (g) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1991 Option Plan as may be determined by the Board of Directors.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
    If a change is made in the Company's capitalization, such as a stock split, which results in an exchange of the Company's Common Stock for a greater or lesser number of shares, appropriate adjustment will be made in the option price and in the number of shares subject to the option. If there is a stock dividend, each optionee will be entitled to receive, upon exercise of his option, the equivalent of any stock dividend which he would have received had he been the holder of record of the shares being purchased. If a dissolution, liquidation, merger or sale of substantially all of the assets of the Company is proposed, all outstanding options automatically terminate unless otherwise provided by the Board of Directors or unless assumed by the acquiror in the case of a merger or sale. In this event, the Board of Directors may, in its discretion, make provision for accelerating the ability to exercise shares subject to option.

AMENDMENT AND TERMINATION OF THE PLAN
    The Board may, from time to time, amend the 1991 Option Plan or terminate it without approval of the stockholders; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which increases the number of shares for which options may be granted, materially changes the standards of eligibility or constitutes an amendment for which stockholder approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule. However, no such action by the Board of Directors or the stockholders may unilaterally alter or impair options previously granted without the consent of the optionee. In all events, the 1991 Option Plan will terminate in March 2001.

TAX INFORMATION
    Options granted under the 1991 Option Plan may be either "incentive stock options," as defined in Section 442 of the Code, or nonstatutory stock options.

    If an option granted under the 1991 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the option and incur no tax liability due to its exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. A gain on a sale or exchange of shares will be treated as a long-term capital gain if it is realized at least two years after the option is granted and one year after the option is exercised. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock on the date of exercise or the sale price of the stock. A different rule for measuring ordinary income upon a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain.

    All options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize taxable income at the time he is granted a nonstatutory option. However, upon exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. A different rule for measuring ordinary income upon option exercise may apply if the optionee is also an officer, director or 10% stockholder of the Company. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company, either in cash or out of the current earnings paid to the optionee. Upon resale of the shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income, will be treated as a capital gain or loss.

VOTE REQUIRED
    The affirmative votes of the holders of a majority of the shares of Common Stock present or represented and "voting" on the proposed amendment (the "Voting Shares") will be required to approve the increase in shares reserved under the 1991 Option Plan. Votes that are cast against the proposal are counted for purposes of determining the total number of Voting Shares with respect to this proposal. While there is no definitive statutory authority or case law in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should also be counted for purposes of determining the number of Voting Shares with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner. With respect to broker non-votes, there is Delaware case law to the effect that, while such shares may be counted for determining the presence or absence of a quorum for the transaction of business at a meeting, broker non-votes should not be counted for purposes of determining the number of shares voting with respect to the particular proposal(s) on which the broker has expressly not voted. Accordingly, broker non-votes will not be counted as Voting Shares with respect to this propsal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1991 OPTION PLAN.

               APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

    The 1995 Employee Stock Purchase Plan was adopted by the Convex Board of Directors ("Board") in January 1995, subject to stockholder approval; and 900,000 shares of Convex Common Stock, $.01 par value ("Stock") were initially reserved for issuance under the Plan.

    The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), and is not subject to ERISA.

    At the Annual Meeting, the stockholders are being asked to approve the adoption of the Plan. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the Meeting will be required to approve the Plan. The essential features of the Plan are outlined below.

PURPOSE

    The purpose of the Plan is to attract and retain the best available personnel by providing the opportunity to purchase Stock through payroll deductions, thereby promoting the success of Convex' business.

ADMINISTRATION

    The Plan is administered by the Board. All questions of interpretation or application of the Plan are determined by the Board, and its decisions are binding on all participants. Members of the Board who are eligible employees can participate in the Plan. Members of the Board who administer the Plan will receive no additional compensation for doing so. Convex will not charge participants for administrating the Plan.

ELIGIBILITY

    Employees who have begun service by an enrollment date and who are customarily employed for at least 20 hours per week and five months per calendar year are eligible to participate in the Plan, subject to limitations imposed by Sections 423(b) of the Code and limitations on stock ownership defined in the Plan.

OFFERING PERIODS

    Overlapping offerings under the Plan begin on the first business day after the first payday in February and August of each year and last for twenty-four months (each an "Offering Period"). Each Offering Period consists of four six-month exercise periods, with the accrued payroll deductions of participants applied toward the purchase of Stock at the end of each six-month exercise period ("Exercise Date"). The Board can alter the commencement date and/or term of an Offering Period for future offerings if announced at least five days before the scheduled beginning of the first Offering Period affected.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the Plan by filing a Subscription Agreement, authorizing payroll deductions, with the Convex Payroll Administrator. Subscription Agreements for the next available Offering Period may be filed during open enrollment periods before the beginning of each Offering Period and are accepted through the end of the day on the first day of an Offering Period ("Enrollment Date"). Employees who become eligible to participate in the Plan after an Offering Period begins will not be able to participate in the Plan until the next Offering Period. Employees may be enrolled in only one Offering Period at a time.

GRANT OF OPTION

    On the Enrollment Dates, participants are granted an option to purchase Stock on each Exercise Date. The amount of Stock is fixed by dividing the payroll deductions accumulated during the exercise period by the lower of (1) 85% of the fair market value of the Stock on the Enrollment Date, or (2) 85% of the fair market value of the Stock on the Exercise Date.

    The total amount of Stock subject to an option during an Offering Period can not exceed $75,000 divided by the fair market value of the Stock on the Enrollment Date. The amount of Stock subject to an option will be reduced, if necessary, to assure that the following limitations are not exceeded.

    (1) No participant will be granted an option under the Plan if, immediately after the grant, the participant (or any other person whose stock would be attributed to the participant under

       Section 424(d) of the Code) would own Stock and/or hold outstanding options to purchase Stock representing 5% or more of the total combined voting power or value of all classes of Stock or the shares of any subsidiary.

    (2) No option will permit a participant's right to purchase Stock under the Plan to accrue at a rate exceeding $25,000 of fair market value (determined at the time the option is granted) for each calendar year in which the option is outstanding.

    (3) If the total amount of Stock subject to option on a given Exercise Date exceeds the amount of Stock that is then available under the Plan, Convex will make a pro rata allocation of the Stock available as it deems equitable. If it does so, Convex will give notice of the reduced amount of Stock which each employee will be allowed to purchase.

PURCHASE PRICE

    The purchase price per share under the Plan is the lower of (1) 85% of the fair market value of the Stock on the Enrollment Date, or (2) 85% of the fair market value of the Stock on the current Exercise Date. The fair market value of Stock will be its closing price on the New York Stock Exchange.

PAYROLL DEDUCTIONS

    Funds used to purchase Stock are accumulated by regular payroll deductions during the Offering Period. Deductions may not exceed 10% of the eligible compensation, which consists of regular and commission earnings. Payroll deductions begin on the first payday after the Enrollment Date and continue at the same rate until the end of the Offering Period, unless changed by the participant. An employee may stop participating in the Plan, or may increase or decrease the percentage rate of payroll deductions, at any time during the Offering Period. The changes in payroll deduction rates are effective on the next regularly scheduled payroll cycle.

    Payroll deductions are credited to a participant's account in the Plan and are deposited with Convex' general funds. Payroll deductions held by Convex may be used for any corporate purpose. Convex is not obligated to segregate these funds.

PURCHASE OF SHARES; EXERCISE OF OPTION

    By executing  a  Subscription Agreement,  each  participant is,  in  effect, granted an option at the beginning of each Offering Period which will automatically be exercised on each Exercise Date in the Offering Period. By signing a Subscription Agreement, the employee is not required to purchase Stock. The Subscription Agreement is merely an election by the employee to have Stock placed under option. However, unless the employee withdraws from participation, the maximum number of whole shares of Stock that can be purchased with the employee's accumulated payroll deductions will be automatically purchased.

    A certificate representing the Stock will be delivered to the employee, or a book entry will be made reflecting the Employee's ownership, as promptly as practical after the Exercise Date. Any cash insufficient to purchase a whole share of Stock will remain in the employee's account until the next Exercise Date unless the Offering Period has expired or the employee has withdrawn from the Offering or Exercise Period. If the Offering Period has expired or the employee has withdrawn, the funds will be returned to the employee without interest. Any amounts deferred in excess of the Plan limits will also be returned to the Employee without interest.

WITHDRAWAL FROM THE PLAN

    A participant can withdraw at any time from an Offering Period (or an exercise period within an Offering Period) by giving written notice to Convex. On withdrawal, the employee's accumulated payroll deductions will be promptly refunded and the option for the current exercise period or Offering Period (specified in the notice) will automatically be canceled. On withdrawal, no further payroll deductions will be made. If an employee withdraws from the Exercise Period only, participation in subsequent Exercise Periods may be resumed by submitting a notice to resume payroll deductions. An employee who withdraws from an Offering Period may participate in a different Offering Period provided it begins on or after the date of withdrawal.

TERMINATION OF EMPLOYMENT

    Termination of employment for any reason, or failure to remain in continuous employment, cancels participation in the Plan immediately. If this happens, a participant's payroll deductions will be returned without interest. If a participant dies, accumulated payroll deductions will be provided to the beneficiary designated by the participant.

LEAVES OF ABSENCE

    Employees who are on leave of absence for 90 days or less are permitted to remain in the Plan. However, if the leave extends beyond 90 days and the employee is not guaranteed reemployment by contract or statute, the employee is deemed to have been terminated for purposes of the Plan on the 91st day of the leave. Payroll deductions for participants who are returning from a leave will resume at the same rate as in effect before the leave unless the Offering Period in which the employee was enrolled has expired. In addition, the employee will not be allowed to reenter the Plan until a new Subscription Agreement is filed for an Offering Period that begins after the employee returns to work.

CAPITAL CHANGES

    If a change in Convex' capitalization results in an exchange of Stock for a greater or lesser number of shares (such as a stock split), an appropriate adjustment will be made in the amount of Stock available for issuance under the Plan, the exercise price and in the amount of Stock which may be purchased. If a stock dividend is declared during an Offering Period, participants will receive the equivalent amount of Stock that would have been received had they been the holder of record of the Stock on the record date of the dividend. Unless the Board provides otherwise, the right to purchase Stock under the Plan will automatically end immediately before a dissolution or liquidation. If Convex is merged with another company, or if all or substantially all of its assets are sold, the right to purchase Stock under the Plan will be assumed, substituted or accelerated, or the Offering Period then in progress may be shortened.

NONASSIGNABILITY

    Neither accumulated payroll deductions nor rights to receive Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than upon death as provided in the Plan). Any attempt to do so will be treated as an election to withdraw from the Plan.

DESIGNATION OF BENEFICIARY

    A participant may designate a beneficiary who is to receive any Stock and/or cash from the participant's account in the Plan if the participant dies. This designation may be changed at any time by delivering a new Subscription Agreement to Convex. If a participant dies without designating a then-living beneficiary, Convex will deliver the participant's holdings to the executor or administrator of the participant's estate.

REPORTS

    Individual accounts will be maintained for each participant. After each Exercise Date, participants will receive a summary of their accounts including the total payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board can amend or terminate the Plan at any time. Amendments of the Plan may not adversely affect outstanding options. Approval of Plan amendments by stockholders will be obtained when required by law.

TAX INFORMATION

    The Plan, and the right of participants to make purchases, is intended to qualify under Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant either at the time of option grant or on purchase of the Stock.

    A participant may become liable for tax when Stock is disposed of, as follows:

    (1) If Stock is sold or otherwise disposed of (for example, by gift) more than two years after the Offering Date (the first day of the offering period during which Stock was purchased) and more than one year after the Exercise Date, the participant will recognize ordinary income in an amount equal to the lesser of (a) the difference between the sale price (or the fair market value on the date of disposition) and the purchase price, or (b) 15% of the fair market value of the Stock on the first day of the Offering Period. Any additional profit or loss is taxable as long-term capital gain or loss, as appropriate. If Stock is sold and the sale price is less than the option price, the difference is treated as a long term capital loss.

    (2) If the holding periods described above have not been met, the amount by which the fair market value on the purchase date exceeds the purchase price will be treated as ordinary income. This excess is considered ordinary income in the year of disposition even if no gain is realized or the Stock is gifted. The balance of any gain will be treated as capital gain and will be a long-term capital gain if the Stock has been held for more than one year. Even if Stock is sold for less than its fair market value on the Exercise Date, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the Stock on the Exercise Date.

    (3) Different rules may apply for directors and officers subject to Section 16(b) liability under the Securities Exchange Act of 1934. These individuals should consult with their personal tax advisors before buying or selling Stock under the Plan.

    The ordinary income reported under the above rules, added to the actual purchase price of the Stock, determines the tax basis of the Stock in determining capital gain or loss on a sale or exchange of the Stock.

    Convex is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported on disposition of Stock by the participant before the expiration of the above holding periods.

RESTRICTIONS ON RESALE

    Some officers and directors may be "Affiliates" as defined under the Securities and Exchange Act of 1934, as amended. Stock acquired under the Plan by an affiliate may only be reoffered or resold under an effective registration statement, under Rule 144 or under another exemption from the registration requirements of the Securities and Exchange Act.

VOTE REQUIRED

    The affirmative votes of the holders of a majority of the shares of Common Stock present or represented and "voting" on the proposed amendments (the "Voting Shares") will be required to approve the Plan. (For a description of the method of determining the number of Voting Shares and vote, see the "Vote Required" paragraph relating to amendment of the 1991 Option Plan above). THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE PLAN AND TO RESERVE 900,000 SHARES FOR ISSUANCE UNDER THE PLAN.

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
           CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

GENERAL

    The Company's Restated Certificate of Incorporation as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock, consisting of 40,000,000 shares designated as Common Stock, $.01 par value per share, and 5,000,000 shares designated as Preferred Stock, $.01 par value per share.

    The Board of Directors of the Company has authorized amendment and restatement of the Certificate, subject to stockholder approval, to increase the authorized number of shares of Common Stock by 40,000,000 shares, bringing the total authorized Common Stock up to 80,000,000 shares. Under the proposed amendment and restatement, the first paragraph of Section 4, Article Fourth of the Certificate would be amended and restated to read as follows:

           "4. The total number of shares of stock which the Corporation shall have authority to issue is eighty-five million (85,000,000) which shall be divided into two (2) classes as follows: eighty million (80,000,000) shares of Common Stock, par value One Cent ($0.01) per share, amounting in the aggregate to eight hundred thousand dollars ($800,000) ("Common Stock"), and five million (5,000,000) shares of Preferred Stock, par value One Cent ($0.01) per share, amounting in the aggregate to fifty thousand dollars ($50,000) ("Preferred Stock")."

    The stockholders are being asked to approve such amendment. The proposed amendment would give the Board the authority to issue additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may otherwise be required by applicable law.

    Of the 40,000,000 currently authorized shares of Common Stock, 26,689,983 shares of Common Stock were issued and outstanding as of March 17, 1995 (the Record Date for the 1995 Annual Meeting). In addition, as of such date, approximately 4,628,122 shares were reserved for issuance upon exercise of outstanding options; approximately 1,428,717 shares were reserved for future grant under the Company's 1991 Stock Option Plan; and approximately 2,459,770 shares were reserved for issuance upon conversion of the Company's outstanding 6% Convertible Subordinated Debentures due 2012. Accordingly, as of March 17, 1995, and giving effect to the adoption of the 1995 Stock

Purchase Plan, subject to stockholder approval, and the reservation of 900,000 shares of Common Stock for issuance thereunder (as described in this Proxy Statement) and the reservation of 1,200,000 shares for issuance under the Company's 1991 Stock Option Plan, the Company has only 2,693,408 shares of authorized but unissued and unreserved Common Stock available for issuance.

PURPOSE AND EFFECT OF THE AMENDMENT

    The principal purpose of this proposed amendment and restatement of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock is to make such shares available for use by the Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in connection with raising additional capital through the sale of the Company's securities, providing options or other stock incentives to the Company's employees, consultants or others, acquisition of another company or its business or assets, or establishing a strategic relationship with a corporate partner.

    While the Company has had discussions with certain investment banks concerning a potential offering of shares of Common Stock, the Board of Directors has no present agreement, arrangement, plan or understanding with respect to the issuance of any such shares. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law. Holders of the Company's securities as such have no statutory preemptive rights with respect to issuances of Common Stock.

    The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

POTENTIAL ANTI-TAKEOVER EFFECT

    The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-in-control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Convex has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions in the Company's 1991 Stock Option Plan permitting the acceleration of exercisability of outstanding options in the event of a sale or assets or merger and provisions of the Certificate authorizing the Board to issue up to 5,000,000 shares of Preferred Stock, the terms, provisions and rights of which may be fixed by the Board without stockholder action or approval.

VOTE REQUIRED

    The affirmative votes of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date will be required to approve the amendment and restatement of the Certificate of Incorporation. The effect of an abstention is the same as that of a vote against the proposal. If the amendment is not approved, the Company's authorized capital stock will not change.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1995. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE   BOARD  OF  DIRECTORS  RECOMMENDS  THAT  STOCKHOLDERS  VOTE  "FOR"  THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: March 31, 1995

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        CONVEX COMPUTER CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 1995

   The undersigned stockholder of CONVEX COMPUTER CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 1995, and hereby appoints Robert J. Paluck, David W. Craig and Philip N. Cardman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Stockholders of CONVEX COMPUTER CORPORATION to be held on May 11, 1995 at 10:00 a.m. local time, at the UTD Conference Center Auditorium at 2601 North Floyd Road, Richardson, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

   A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                            SEE REVERSE SIDE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1991 STOCK OPTION PLAN, FOR THE ADOPTION OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS:

NOMINEES: Robert J. Paluck; Steven J. Wallach; Erich Bloch; Sam K. Smith; Howard D. Wolfe; H. Berry Cash; Max D. Hopper

                 FOR              WITHHELD
                 / /                / /
                                               MARK HERE
                                               FOR ADDRESS
                                               CHANGE AND
/ / __________________________________         NOTE BELOW    / /
For all nominees except as noted above

2. PROPOSAL TO AMEND THE 1991 STOCK          FOR      AGAINST     ABSTAIN
   OPTION PLAN TO INCREASE THE NUMBER        / /        / /          / /
   OF SHARES FOR ISSUANCE FROM
   4,960,000 TO 6,160,000

3. PROPOSAL TO ADOPT THE 1995                FOR      AGAINST     ABSTAIN
   EMPLOYEE STOCK PURCHASE PLAN AND          / /        / /          / /
   RESERVE 900,000 SHARES FOR
   ISSUANCE.

4. PROPOSAL TO AMEND THE COMPANY'S           FOR      AGAINST     ABSTAIN
   CERTIFICATE OF INCORPORATION TO           / /        / /          / /
   INCREASE THE AUTHORIZED NUMBER OF
   SHARES OF COMMON STOCK BY
   40,000,000.

5. PROPOSAL TO RATIFY THE APPOINTMENT        FOR      AGAINST     ABSTAIN
   OF ERNST & YOUNG LLP AS THE               / /        / /          / /
   COMPANY'S INDEPENDENT PUBLIC
   ACCOUNTANTS FOR THE 1995 FISCAL YEAR

and upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: _________________________________ Date ________________________
Signature: _________________________________ Date ________________________